Exhibit 5.1

December 6, 2007

AmTrust Financial Services, Inc.
59 Maiden Lane
New York, New York 10038

Ladies and Gentlemen:

This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) which will be filed with the Securities and Exchange Commission on or about December 6, 2007 by AmTrust Financial Services, Inc., a Delaware corporation (the “Company”) under the Securities Act of 1933, as amended (“the Act”) for registration under the Act of 5,978,300 shares of common stock, $0.01 par value (the “Shares”), of the Company. The Shares being registered are shares to be sold and issued by the Company pursuant to its 2005 Equity Incentive Plan (the “Plan”) and shares purchased and to be purchased pursuant to the Plans by affiliates of the Company for reoffer and resale.

For purposes of this opinion, I have reviewed copies duly authenticated to our satisfaction of the Company's amended and restated certificate of incorporation, its by-laws, the minutes of its board and its stockholders, the Plan and the Registration Statement. I have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares. I have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purpose of rendering this opinion.

Subject to the foregoing, I am of the opinion that based upon the procedures which have been taken or as contemplated by me, as your counsel, will be taken in connection with the issuance of the Shares upon exercise of options granted and to be granted under the Plan, the Shares will be legally issued, fully paid and non-assessable. The foregoing opinion assumes completion of any proceedings necessary to permit such transactions to be carried out in accordance with the securities laws of the various states to the extent required.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference in the Prospectus under the caption “Legal Matters”.

This opinion is furnished by me as General Counsel and Secretary of the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Stephen B. Ungar
Stephen B. Ungar